UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2005

Goody’s Family Clothing, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

0-19526	62-0793974
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Goody’s Lane, Knoxville, Tennessee 37922
(Address of Principal Executive Offices) (Zip Code)

(865) 966-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On June 14, 2005, the Compensation Committee of the Board of Directors approved discretionary bonuses of $200,000 and $45,000, for Edward R. Carlin, Executive Vice President, Chief Financial Officer and Secretary of the Company, and David R. Mullins, Executive Vice President, Stores of the Company, respectively.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goody’s Family Clothing, Inc.
Date: June 30, 2005	By:	/s/ David G. Peek
David G. Peek
Senior Vice President and Chief Accounting Officer